UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2022

Kemper Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 3300, Chicago, IL 60601

(Address of principal executive offices, including zip code)

312-661-4600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	KMPR	NYSE
5.875% Fixed-Rate Reset Junior Subordinated Debentures due 2062	KMPB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On March 15, 2022 (the “Effective Date”), Kemper Corporation (“Kemper”) executed a Third Amended and Restated Credit Agreement (the “Third Amended and Restated Credit Agreement”), by and among Kemper, the lenders and issuing banks from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Bank of America, N.A. and Wells Fargo Bank, National Association, as syndication agents. J.P. Morgan Chase Bank, N.A., BofA Securities, Inc. and Wells Fargo Securities, LLC served as joint bookrunners and joint lead arrangers.

The Third Amended and Restated Credit Agreement, a $600 million, five-year revolving credit facility, is an amendment and restatement of Kemper’s existing $300 million, five-year revolving credit facility that was effective June 8, 2018 and set to expire on June 8, 2023 (the “Second Amended and Restated Credit Agreement”). The final maturity date of the revolving credit facility under the Third Amended and Restated Credit Agreement is March 15, 2027.

The Third Amended and Restated Credit Agreement includes an accordion provision under which Kemper may request increases to expand the revolving credit facility by up to an aggregate maximum amount of $200 million during the term of the revolving credit facility. Proceeds under the Third Amended and Restated Credit Agreement can be used for working capital or any other general corporate purposes. On the Effective Date, no borrowings were outstanding under the Second Amended and Restated Credit Agreement or the Third Amended and Restated Credit Agreement.

The Third Amended and Restated Credit Agreement contains representations and warranties, covenants and events of defaults generally consistent with those in the Second Amended and Restated Credit Agreement, with certain revisions to several covenants, and various other provisions, generally resulting in materially more favorable terms to Kemper and its subsidiaries.

Some of the lenders under the Third Amended and Restated Credit Agreement and their respective affiliates have various relationships with Kemper to provide commercial banking, trust services, investment banking, underwriting and other financial services, for which they have and will receive customary fees and expenses.

The foregoing description of the Third Amended and Restated Credit Agreement is a summary and is qualified in its entirety by reference to the complete terms of the Third Amended and Restated Credit Agreement, which is incorporated herein by reference to Exhibit 10.1 of this Report on Form 8-K. Capitalized terms not defined herein shall have the meanings set forth in the Third Amended and Restated Credit Agreement. Representations and warranties made by and between the parties to the Third Amended and Restated Credit Agreement are intended solely for the benefit of the parties thereto; accordingly, investors should not rely upon such representations and warranties.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under “Item 1.01, Entry into a Material Definitive Agreement” is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Third Amended and Restated Credit Agreement, dated as of March 15, 2022, by and among Kemper Corporation, a Delaware corporation, as the borrower, the lenders and issuing banks from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2022

By:	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Executive Vice President, Secretary and General Counsel

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